SECURITIES SETTLEMENT AGREEMENT

This SECURITIES SETTLEMENT AGREEMENT (the “Agreement”), dated as of June 27, 2018, is by and among MagneGas Corporation, a Delaware corporation with offices located at 11885 44th St. N. Clearwater, FL 33762 (the “Company”) and Maxim Group, LLC (“Maxim”).

RECITALS

A.	Maxim is entitled to certain placement agent fees from the Company in the aggregate amount of $556,016 (the “Agency Fee”) arising from the consummation of that certain convertible preferred transaction dated as of June 12, 2017 of the Company, pursuant to that certain engagement letter by and between the Company and Maxim (“Engagement Agreement”).

B.	The Company and Maxim desire to enter into this transaction for the Company to issue to Maxim 817,670 shares of Preferred Stock (as defined below) in satisfaction and payment in full of payment of the Agency Fee.

C.	The issuance of the shares of the Preferred Stock is being made pursuant to a currently effective shelf registration statement on Form S-3, which includes the Preferred Stock registered thereunder (Registration Number 333-207928) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

D.	The Company has authorized a new series of convertible preferred stock of the Company designated as “Series F Convertible Preferred Stock”, $0.001 par value, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Stock”), which Preferred Stock shall be convertible into shares of the Company’s common stock (“Common Stock”) (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

E.	The Preferred Stock and the Conversion Shares are collectively referred to herein as the “Securities”.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals above incorporated herein by this reference and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Maxim hereby agree as follows:

1. ISSUANCE OF PREFERRED STOCK IN SATISFACTION OF AGENCY FEE.

(a) Issuance of Preferred Stock. In satisfaction in full of the payment of the Agency Fee to Maxim, the Company shall issue to Maxim on the Closing Date (as defined below) 817,670 shares of Preferred Stock.

(b) Closing. The closing (the “Closing”) of the purchase of the Preferred Stock by Maxim shall occur at the offices of Ellenoff Grossman & Schole LLP. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day (as defined below) after the date hereof. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

2. MAXIM’S REPRESENTATIONS AND WARRANTIES.

Maxim represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Maxim and shall constitute the legal, valid and binding obligations of Maxim enforceable against Maxim in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by Maxim of this Agreement and the consummation by Maxim of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Maxim, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Maxim is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Maxim, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Maxim to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Maxim that, as of the date hereof and as of the Closing Date:

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(a) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Preferred Stock and the reservation for issuance of the Conversion Shares issuable upon conversion of the shares of Preferred Stock) have been duly authorized by the Company’s board of directors and (other than (x) the filing with the SEC of the prospectus supplement related to the Securities required by Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (such base prospectus as so supplemented, the “Prospectus”) and (y) any other filings as may be required by any state securities agencies (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company, its subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. The Certificate of Designations in the form attached hereto as Exhibit A will be filed with the Delaware Secretary of State and will be in full force and effect as of the Closing, enforceable against the Company in accordance with its terms and will not have been amended as of the Closing.

(b) Issuance of Securities. The issuance of the shares of Preferred Stock is duly authorized and shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of 100% of the maximum number of Conversion Shares issuable upon conversion of the shares of Preferred Stock as of the date hereof, and any such conversion shall not take into account any limitations on the conversion of the Preferred Stock set forth in the Certificate of Designations). Upon issuance or conversion in accordance with the Preferred Stock, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance of the shares of Preferred Stock and Conversion Shares has been registered under the 1933 Act and are being issued pursuant to the Registration Statement and as such are freely transferable and freely tradable by Maxim without restriction, whether by way of registration or some exemption therefrom. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Registration Statement and any prospectus included therein, including the Prospectus, complied in all material respects with the requirements of the 1933 Act, and the documents incorporated by reference into the Registration Statement when filed, complied in all material respects with the requirements of the 1934 Act and, in each case, with the rules and regulations of the SEC promulgated under the 1933 Act or the 1934 Act, as the case may be. At the time the Registration Statement and any amendments thereto became effective the Registration Statement and any amendments thereto complied with and, upon the filing of the Prospectus Supplement after the date of this Agreement the Registration Statement, will comply in all material respects with the requirements of the 1933 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and the Prospectus Supplement at the Closing Date, complied and will comply, as the case may be, in all material respects with the requirements of the 1933 Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements of General Instruction I.B.6 for the use of Form S-3 under the 1933 Act for the offering and sale of the Securities contemplated by this Agreement, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act.

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(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Preferred Stock and issuance of the Conversion Shares issuable upon conversion of the shares of Preferred Stock) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its subsidiaries, or any capital stock or other securities of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

(d) Affirmation of Prior Reps and Warranties. The Company represents and warrants that the applicable representations and warranties made by the Company pursuant to that certain placement agency agreement, dated March 7, 2017, remain true and correct as of the date hereof.

4. COVENANTS.

(a) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of this Agreement on such national securities exchange or automated quotation system.

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(b) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(c) Reservation of Shares. So long as any of the shares of Preferred Stock remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of 100% of the maximum number of shares of Common Stock issuable upon conversion of all the shares of Preferred Stock then outstanding (assuming for purposes hereof that all of the shares of Preferred Stock have been exercised in full, (y) the shares of Preferred Stock are convertible at a conversion price equal to the Alternate Conversion Price (as defined in the Certificate of Designations), and (z) any such conversion shall not take into account any limitations on the conversion of the shares of Preferred Stock set forth in the Certificate of Designations).

(d) Conversion and Exercise Procedures. The form of Conversion Notice (as defined in the Certificate of Designations) included in the Certificate of Designations set forth the totality of the procedures required of Maxim in order to convert the Preferred Stock into shares of Common Stock. No legal opinion, other information or instructions shall be required of Maxim to convert their Preferred Shares, respectively. The Company shall honor conversions of the Preferred Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Certificate of Designations.

(e) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the shares of Preferred Stock and Conversion Shares in which the Company shall record the name and address of the person in whose name the shares of Preferred Stock and Conversion Shares have been issued (including the name and address of each transferee), the aggregate number of shares of Preferred Stock and the number of Conversion Shares issuable pursuant to the terms of the Certificate of Designations with respect to the shares of Preferred Stock held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Maxim or its legal representatives.

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(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent and any subsequent transfer agent in a form acceptable to Maxim (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of Maxim or its respective nominee(s), for the (i) shares of Preferred Stock; and (ii) Conversion Shares in such amounts as specified from time to time by Maxim to the Company upon conversion of the Preferred Stock into shares of Common Stock. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement. If Maxim effects a sale, assignment or transfer of the Conversion Shares, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Maxim to effect such sale, transfer or assignment. All Securities shall be issued without any restrictive legend in accordance with Section 5(c) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Maxim. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that Maxim shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent upon each conversion of shares of the Preferred Stock (unless such issuance covered by a prior legal opinion previously delivered to the Transfer Agent), and (ii) on each date a registration statement with respect to the issuance or resale of any of the Securities is declared effective by the SEC. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

(d) FAST Compliance. While any shares of Preferred Stock remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Maxim from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to Maxim or to enforce a judgment or other court ruling in favor of Maxim. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. Except as set forth in Section 3(d) hereof, this Agreement supersedes all other prior oral or written agreements between Maxim and the Company contains the entire understanding of the parties solely with respect to the matters covered herein. For clarification purposes, the Recitals are part of this Agreement and the Engagement Agreement remains in full force and effect. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Maxim.

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(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

MagneGas Corporation
11885 44th St. N.
Clearwater, FL 33762
Telephone: (727) 934-3448
Facsimile: (727) 290-4941
Attention: Chief Financial Officer
E-Mail: scottmahoney@magnegas.com

If to the Transfer Agent:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, #430
Denver, CO 80209
Telephone: (303) 282-4800
Facsimile: (303) 282-5800
Attention: Karen Naughton
E-Mail: knaughton@corporatestock.com

If to Maxim:

Maxim Group, LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174
Attn: James Siegel, General Counsel

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of shares of Preferred Stock. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Maxim. Maxim may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be Maxim hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Maxim shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(l) Remedies. Maxim and in the event of assignment by Maxim of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law would inadequate relief to Maxim. The Company therefore agrees that Maxim shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).

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IN WITNESS WHEREOF, Maxim and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

MAGNEGAS CORPORATION

By:	/s/Ermanno Santilli
Name:	Ermanno Santilli
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, Maxim and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

MAXIM GROUP, LLC

By:	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Executive Managing Director, Head of Investment Banking

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Exhibit A

Certificate of Designations – Series F Convertible Preferred Stock

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